EXHIBIT 11

                        Congoleum Corporation
               Computation of Income Per Common Share
          (Amounts in thousands, except earnings per share)

                                      Three Months Ended    Six Months Ended
                                           June 30,              June 30,
                                       1997      1996         1997     1996
                                      ------    ------       ------   ------
Primary Earnings Per Common Share:
-----------------------------------
Income per common and common
 equivalent share                     $  2,104  $  4,850    $  3,117  $  3,806
                                      ========  ========    ========  ========

Weighted average common shares
 outstanding                             9,942    10,000       9,970    10,000

Effect of assumed exercise of
 dilutive stock options <F1>                 2        --          20        --
                                      --------  --------    --------  --------
Weighted average common and common
 equivalent shares                       9,944    10,000       9,990    10,000
                                      ========  ========    ========  ========
Income per common and common
 equivalent share                     $   0.21  $   0.48    $   0.31  $   0.38
                                      ========  ========    ========  ========

Fully Diluted Earnings Per Common Share:
----------------------------------------

Income per common and common
 equivalent share                     $  2,104  $  4,850    $  3,117  $  3,806
                                      ========  ========    ========  ========

Weighted average common shares
 outstanding                             9,942    10,000       9,970    10,000

Effect of assumed exercise of
 dilutive stock options <F1>                 2        --          20        --
                                      --------  --------    --------  --------
Weighted average common and common
 equivalent shares                       9,944    10,000       9,990    10,000
                                      ========  ========    ========  ========
Income per common and common
 equivalent share                     $   0.21  $   0.48    $   0.31  $   0.38
                                      ========  ========    ========  ========


<F1>   Computed based on the treasury stock method.

                                14
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